As filed with the Securities and Exchange Commission on May 6, 2002
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                       American Medical Technologies, Inc.
             (Exact name of Registrant as Specified in Its Charter)

              Delaware                                 38-2905258
   (State or Other Jurisdiction of                  (I.R.S. Employer
   Incorporation or Organization)                  Identification No.)

                                 5555 Bear Lane
                           Corpus Christi, Texas 78405
                                 (361) 289-1145
          (Address and Telephone Number of Principal Executive Offices)

                              --------------------

                               John E. Vickers III
                         Interim Chief Executive Officer
                       American Medical Technologies, Inc.
                                 5555 Bear Lane
                           Corpus Christi, Texas 78405
                                 (361) 289-1145
            (Name, Address and Telephone Number of Agent for Service)

                              --------------------

                                    Copy to:
                              Mark A. Metz, Esq.
                               Dykema Gossett PLLC
                             400 Renaissance Center
                          Detroit, Michigan 48243-1668
                                 (313) 568-5434

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

   From time to time after the effective date of this Registration Statement.

                              --------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                              --------------------

                         CALCULATION OF REGISTRATION FEE


================================================================================
    Title of Class of         Proposed Maximum
        Securities           Aggregate Offering            Amount of
      to be Registered           Price (1)            Registration Fee (2)
-------------------------------------------------------------------------------

       Common Stock             $600,000.00                  $92.00
================================================================================

(1) The number of shares of common stock registered hereunder includes 1,000,000 shares issuable upon exercise of a currently outstanding call option. The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. The Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457. Since the minimum exercise price of the call option is greater than the average of the high and low sales prices for the common stock as reported on the Nasdaq National Market on May 2, 2002, the minimum exercise price of the call option is used to calculate the registration fee. As calculated, the registration fee is less than the stated registration fee of $92.00 per $1,000,000.00 of the maximum aggregate offering price set forth in Section 6(b)(2) of the Securities Act of 1933. Accordingly, the registration fee being paid is $92.00.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                     AMERICAN MEDICAL TECHNOLOGIES, INC.

                        1,000,000 SHARES OF COMMON STOCK

      We granted a call option on May 1, 2002 to 01144 Ltd., which we refer to in this prospectus as the Call Option, pursuant to which the holder may cause the Company to issue up to 1,000,000 shares of common stock to it upon exercise of the Call Option and payment of the exercise price. The Call Option is not exercisable until the date on which this Registration Statement on Form S-3 is effective and must be exercised within two months of such effective date.

      The per share exercise price of the Call Option is seventy-five percent (75%) of the closing sales price for the Company's common stock as reported on the Nasdaq Stock Market on the day prior to exercise; PROVIDED that the exercise price shall not be less than $0.60 per share unless agreed in writing by the Company and the holder. There are no underwriting discounts or commissions. Accordingly, the aggregate offering price of the common stock issuable upon exercise of the Call Option, and the net proceeds to the Company before expenses, unless otherwise agreed, will not be less than $600,000.00.

      Our common stock is quoted on the Nasdaq National Market under the symbol "ADLI." On May 2, 2002, the closing sale price of a share of our common stock, as reported on the Nasdaq National Market, was $0.39.

      THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 2.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECUIRTIES OR PASSED UPON THE ADQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is May 6, 2002

                                   THE COMPANY

      We develop, manufacture and market high technology products designed primarily for general dentistry. Our primary products are pulsed dental lasers, primarily the Diolase and PulseMaster models; the Anthos System line of dental chairs and units; high speed curing lights; air abrasive kinetic cavity preparation systems and intra oral cameras, which are developed and manufactured at our manufacturing facility in Corpus Christi, Texas. We also develop, manufacture and market precision air abrasive jet machining systems for industrial applications. Our principal executive offices are located at 5555 Bear Lane, Corpus Christi, Texas 78405. Our telephone number is (361) 289-1145.

                                  RISK FACTORS

RISKS RELATED TO OUR DEBT

OUR INABILITY TO REFINANCE OUR LINE OF CREDIT FACILITY COULD ADVERSELY AFFECT OUR ABILITY TO CONTINUE OPERATIONS.

      We are currently operating under a forbearance agreement with our principal bank lender with respect to a line of credit under which we owe approximately $1.7 million. This line of credit is secured by substantially all of our non-real estate assets and by a second mortgage on our principal facility in Corpus Christi, Texas. If we are unable to refinance our line of credit facility prior to the expiration of the forbearance agreement on September 15, 2002, the bank will have the right to accelerate the outstanding indebtedness and exercise its remedies under the related legal documents, including selling our assets to repay the outstanding indebtedness.

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO SERVICE OUR DEBT.

      Under the forbearance agreement with our principal bank lender, we are required to make monthly principal payments of $30,000 per month from April 15, 2002 through June 15, 2002, $40,000 per month on July 15, 2002 and August 15, 2002, in addition to the remaining principal amount on September 15, 2002. We also have a line of credit with another bank, which is due October 3, 2002 and is secured by a first mortgage on our principal facility in Corpus Christi, Texas. There was $548,419 outstanding under this line of credit at March 31, 2002. If we experience an extended decline in sales, if our revenues are not sufficient to offset additional costs associated with our new business model or if we are not otherwise able to generate sufficient cash from operations to pay these obligations, our lenders may exercise their remedies under the related legal documents and cause us to discontinue operations.

RISKS RELATED TO OUR BUSINESS

OUR CHIEF EXECUTIVE OFFICER HAS RESIGNED.

      Ben Gallant has resigned his position as our Chief Executive Officer and has resigned from our Board of Directors effective April 24, 2002. John Vickers, our Chief Operating Officer, was appointed Chairman of the Board and Interim Chief Executive Officer. Our Board of Directors anticipates appointing a new Chief Executive Officer with proven turnaround experience and credibility in the equity funding arena with a view toward implementing a recapitalization plan. There can be no assurance, however, that that we will be able to find a qualified person to fill this position. If we are unable to find such a person, we may not be able to implement a turnaround plan. Such a result would have a material adverse effect on our business.

WE MAY BE UNABLE TO HIRE AND RETAIN QUALIFIED SALES AND SERVICE PERSONNEL

      In order to fulfill our business plan, we must find qualified sales and service personnel around the country to staff our sales and service centers. If we are unable to find such personnel, our sales are likely to be negatively affected and we may not be able to adequately service our existing customers. Such a result would damage our business reputation and could have a material adverse effect on our results of operations in future periods.

WE FACE SIGNIFICANT COMPETITION IN EACH MARKET WHERE WE OPERATE.

      In general, our products are subject to intense competition, both from other advanced dental technology companies and from makers of conventional dental equipment. Many of our competitors, particularly those which manufacture traditional dental equipment, may have been in business longer, have greater resources and have a larger distribution network than us. Our competitive position is dependent upon our pricing and marketing practices, our ability to make ongoing improvements in its existing products, to develop new products, and to successfully promote the capabilities and treatment benefits our products. While we believe our products are competitive in terms of capabilities, quality and price, competition has, and may in the future, adversely affect our business.

ADVERSE CHANGES IN GOVERNMENT REGULATION MAY MAKE IT MORE DIFFICULT FOR US TO OPERATE.

      Our dental products are subject to significant governmental regulation in the United States and certain other countries. In order to conduct clinical tests and to market products for therapeutic use, we must comply with procedures and standards established by the FDA and comparable foreign regulatory agencies. Changes in existing regulations or adoption of additional regulations may adversely affect our ability to market our existing products or to market enhanced or new dental products.

CONTINUING EFFECTS OF THE SEPTEMBER 11, 2001 TERRORIST ATTACKS, AND ANY FUTURE OCCURRENCES OF TERRORIST OR OTHER DESTABILIZING EVENTS COULD NEGATIVELY AFFECT OUR REVENUES AND CASH FLOW.

      In 2001, the September 11th terrorist attacks forced the cancellation of several such trade shows and dental meetings and reduced attendance at several others as potential attendees were less willing to travel to such events in the aftermath of the terrorist attacks and significantly affected our results of operations. We rely heavily on sales made as a result of such shows and meetings. Future occurrences of destabilizing events such as the terrorist attacks could have a material adverse effect on our results of operations and liquidity.

WE MAY BE UNABLE TO INTRODUCE NEW PRODUCTS TO THE MARKET AND, NEW PRODUCTS, IF ANY, MAY FAIL TO GAIN ACCEPTANCE IN THE MARKET.

      As a company that manufactures high technology products, our success depends on market acceptance of our existing products and any new products we may develop. If demand for our existing products does not increase and if a market does not develop for new products we may develop in the future, our results of operations and liquidity may be materially adversely affected.

RISKS RELATED TO OUR COMMON STOCK

THE MARKET VALUE OF OUR PUBLICLY HELD SHARES HAS FALLEN BELOW CERTAIN MINIMUM REQUIREMENTS AND, ACCORDINGLY, OUR COMMON STOCK COULD BE DELISTED FROM THE NASDAQ NATIONAL MARKET.

      We have received notice from Nasdaq that the market value of our publicly held shares has fallen below the minimum of $5,000,000 (the "Minimum Public Float Requirement") and that our closing bid price had fallen below the minimum of $1.00 per share (the "Minimum Price Requirement") required for continued listing on the Nasdaq National Market. If we are unable to regain compliance with the Minimum Public Float Requirement for at least 10 consecutive trading days before May 15, 2002 and the Minimum Price Requirement for at least 10 consecutive trading days before May 20, 2002, Nasdaq will give us notice that our shares will be delisted from the Nasdaq National Market. We have the right to appeal the delisting determination to a listing qualifications panel. We can also apply to transfer our securities to the Nasdaq SmallCap Market. To transfer, we must satisfy the inclusion requirements for the SmallCap Market, which include a minimum closing bid price of $1.00 per share and a minimum market value of publicly held shares of $1,000,000. If we submit a transfer application, the delisting proceedings will be stayed until Nasdaq has completed its review of the application. If the application to transfer is accepted and the listing fee is paid, we would have until August 19, 2002 to regain compliance with the Minimum Price Requirement. We may also be eligible for an additional 180 calendar day grace period provided that we meet the initial listing criteria for the SmallCap Market. If we are not able to satisfy the Minimum Public Float Requirement and Minimum Price Requirement within the allotted time, we intend to apply for transfer to the SmallCap Market. There can be no assurance, however, that our application will be approved. In the event that the common stock is no longer traded on the Nasdaq National Market or SmallCap Market, it may become more difficult to buy and sell the common stock as there will be no established trading market for the stock.

                                 USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including additions to working capital.

                              PLAN OF DISTRIBUTION

      We will sell the shares of common stock in one or more transactions directly to the holder of the Call Option upon his exercise thereof and payment of the exercise price therefor.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a Registration Statement on Form S-3 with respect to this offering of our common stock. This Prospectus only constitutes part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, its exhibits, and its schedules. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for additional information on the public reference rooms. Our common stock is listed for quotation on The Nasdaq National Market. Our periodic reports, proxy statements and other information can be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, NW, Washington, DC, 20006.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them. This Prospectus incorporates important business and financial information about us, which is not included in or delivered with this Prospectus. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

      We incorporate by reference:

      (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

      (2) The description of our common stock contained in our Registration Statement on Form 8-A, No. 333-40140, filed under the Securities Exchange Act of 1934, as amended; and

      (3) Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the shares offered hereunder have been sold or until the registration statement of which this prospectus is a part has been terminated.

      You may obtain a copy of these filings without charge by writing or calling us at:

      American Medical Technologies, Inc.
      5555 Bear Lane
      Corpus Christi, Texas  78405
      Attention: Chief Operating Officer
      (361) 289-1145

      You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should not assume that the information in this Prospectus or the documents we have incorporated by reference is accurate as of any date other than the date on the front of those documents.

                                  LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for us by John E. Vickers III, Esq., our Interim Chief Executive Officer and our Chief Operating Officer. As of the date hereof, Mr. Vickers owns 132,783 shares and options to purchase an additional 150,000 shares.

                                     EXPERTS

      The consolidated financial statements of American Medical Technologies, Inc. appearing in American Medical Technologies, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



      YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table itemizes the expenses incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee and the Nasdaq Stock Market listing fee:

   Registration Fee - Securities and Exchange Commission        $    92.00
   Nasdaq Stock Market Listing Fee                              $10,000.00
   Accounting Fees and Expenses                                 $ 7,500.00
   Legal Fees and Expenses                                      $ 9,000.00
   Miscellaneous                                                $   408.00
                                                                ----------
        Total                                                   $27,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is organized under the Delaware General Corporation Law (the "DGCL") which, in general, empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

      The DGCL also empowers Delaware corporations to provide similar indemnity to such a person for expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its stockholders, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The DGCL further provides that
(i) to the extent a present or former director or officer of a corporation has been successful in the defense of any derivative or third-party action, suit or proceeding or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

      The DGCL permits a Delaware corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The DGCL further permits a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

      The Company's Certificate of Incorporation limits liability of the Company's directors to the maximum extent permitted by law. As a result, stockholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

      The Company's Bylaws empower the Company to indemnify its directors and officers to the fullest extent permitted bylaw, for expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding (other than by or in the right of the Company), to which any such person was made a party by reason of the fact that he or she was acting in such capacity for the Company or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation partnership, joint venture, trust or other enterprise at the Company's request. Such indemnification may be provided if such persons acted in good manner they reasonably believed to be in or not opposed to the best interests of the Company or its stockholders, or in respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

      In actions by or in the right of the Company, indemnification is limited to expenses, including attorney fees, and amounts paid in settlement, and may be paid only if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its stockholders; provided that the Company may not indemnify a person in connection with a claim, issue, or matter in which the person has been found liable to the Company unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

      The Company's Bylaws also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability. The Company has obtained such insurance.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

      The exhibits included as part of this Prospectus are listed in the attached Exhibit Index, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a)   The undersigned company hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any material information with respect the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, offers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on May 6, 2002.


                                          AMERICAN MEDICAL TECHNOLOGIES, INC.

                                          By:   /s/ JOHN E. VICKERS III
                                                ------------------------------
                                                John E. Vickers III
                                                Interim Chief Executive Officer

                                POWER OF ATTORNEY

      Each of the undersigned whose signature appears below hereby constitutes and appoints John E. Vickers III and Justin W. Grubbs, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 6, 2002.


                                     Title


/s/ JOHN E. VICKERS III              Chief Operating Officer, Interim Chief
--------------------------------     Executive Officer and Chairman of the
John E. Vickers III                  Board (Principal Executive Officer)


/s/ JUSTIN W. GRUBBS                 Chief Financial Officer
--------------------------------     (Principal Financial and Accounting
Justin W. Grubbs                     Officer)


/s/ WILLIAM S. PARKER                Senior Vice President and Director
--------------------------------
William S. Parker


/s/ GARY A. CHATHAM                  Director
--------------------------------
Gary A. Chatham


/s/ WILLIAM D. MARONEY               Director
--------------------------------
William D. Maroney


/s/ BERTRAND R. WILLIAMS SR.         Director
--------------------------------
Bertrand R. Williams Sr.


/s/ CHARLES A. NICHOLS               Director
--------------------------------
Charles A. Nichols

/s/ WAYNE A. JOHNSON                 Director
--------------------------------
Wayne A. Johnson II



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

                                INDEX TO EXHIBITS

      Certain of the following exhibits have been previously filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such exhibits are identified by the parenthetical references following the listing of each such exhibit and are incorporated herein by reference. The Company's Commission file number is 0-19195.


   Exhibit
   Number            Description

   4.1 Nontransferable Common Stock Purchase Warrant, dated August 5, 1998, 540,000 shares (Form 8-K filed August 20, 1998)

   4.2 Nontransferable Common Stock Purchase Warrant, dated August 5, 1998, 60,000 shares (Form 8-K filed August 20, 1998)

   4.3 Line of Credit of Agreement between Bank One and American Medical Technologies, Inc. effective September 21, 2000 (Form 10-Q for quarter ended September 30, 2000)

   4.4               Revolving Business Credit Note (LIBOR-- Based Interest
                     Rate) between Bank One and American Medical Technologies, Inc. effective September 21, 2000 (Form 10-Q for quarter ended September 30, 2000)

   4.5 Non-transferable Common Stock Purchase Warrant dated March 24, 1999 (Form 10-Q for quarter ended March 31, 1999)

   4.6 Non-transferable Common Stock Purchase Warrant dated March 24, 1999 (Form 10-Q for quarter ended March 31, 1999)

   4.7 Amendment to Revolving Business Credit Note (LIBOR-- Based Interest Rate) and Line of Credit Agreement between Bank One and American Medical Technologies, Inc. dated March 23, 2001 (Form 10-K for the year ended December 31, 2000)

   4.8 Amendment to Revolving Business Credit Note (LIBOR-- Based Interest Rate) and Line of Credit Agreement between Bank One and American Medical Technologies, Inc. dated June 25, 2001 (Form 10-Q for the period ended June 30, 2001)

   4.9 Loan Agreement between ValueBank Texas and American Medical Technologies, Inc., dated October 3, 2001 (Form 10-Q for the period ended September 30, 2001)

   4.10 Note Agreement between U.S. Small Business Administration and American Medical Technologies, Inc., dated October 3, 2001 (Form 10-Q for the period ended September 30, 2001)

   4.11 Deed of Trust, Security Agreement and Assignment of Rents between American Medical Technologies, Inc. and ValueBank Texas, dated October 3, 2001 (Form 10-Q for the period ended September 30, 2001)

   4.12 Deed of Trust, Assignment of Rents and Leases and Security Agreement between American Medical Technologies, Inc. and Bank One, dated November 8, 2001 (Form 10-Q for the period ended September 30, 2001)

   4.13 Second Amended and Restated Forbearance Agreement between Bank One and American Medical Technologies, Inc., effective February 18, 2002

   4.14              Non-Transferable Common Stock Purchase Option dated May 1,
                     2002

   5.1               Opinion of John E. Vickers III, Esq. (including consent)

  23.1               Consent of Ernst & Young LLP

  24                 Power of Attorney (included on signature page)




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